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                                                                    Exhibit 10.4

                                                                    DRAFT 3/3/99

                            WIT CAPITAL GROUP, INC.
                            LONG-TERM INCENTIVE PLAN


     1. Purpose and Type of Awards. This long-term Incentive Plan (the "Plan") has been established by Wit Capital Group, Inc. (the "Corporation"), effective March 1, 1999, to attract and retain employees who contribute to the continued growth, development and financial success of the Corporation. The Plan provides for "Performance Awards" pursuant to Section 6(e) of the Wit Capital Group, Inc. Stock Incentive Plan (the "Stock Incentive Plan").

     2. Definitions.

          (a) "Administrator" shall mean the committee appointed by the Board from time to time to administer the Plan or, if no such committee has been appointed, the Board.

          (b) "Award" shall mean a Performance Award granted to a Participant as set forth herein and in the Stock Incentive Plan.

          (c) "Board" shall mean the Board of Directors of the Corporation.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations thereto.

          (e) "Deferred Compensation Plan" shall mean the Wit Capital, Inc. Deferred Compensation Plan, as amended from time to time, or any successor plan.

          (f) "Participant" shall mean any employee of the Corporation or any subsidiary of the Corporation selected by the Administrator to participate in this Plan for a stipulated Performance Period.

          (g) "Performance Award" shall mean a monetary award, award of a specified number of Stock Units or shares of Stock, or combination thereof, which the Administrator has determined has been earned and is payable for a particular Performance Period.

          (h) "Performance Goal" shall mean a goal established by the Administrator for a Performance Period, based upon one or more of the Performance Goal Factors and as otherwise specified and determined by the Administrator.

          (i) "Performance Goal Factors" shall mean, with respect to the Corporation,: (i) net revenue or income, (ii) Stock price, (iii) return on equity, (iv) earnings per share, (v) profits before taxes, (vi) operating income, or (vii) any other factors as determined by the Administrator.

          (j) "Performance Period" shall mean a period of time covering three
(3) fiscal years of the Corporation, as specified and determined by the Administrator.

          (k) "Stock" shall mean common stock of the Corporation, $.01 par value per share.
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          (l) "Stock Unit" shall mean a unit which represents one share of Stock and which is valued by reference to, and is otherwise based upon, one share of Stock. Stock Units shall not represent an actual ownership interest in Stock and the Participant shall have no voting or other rights as a shareholder in respect of the Stock Units, or any right to payment on account of cash dividends or cash distributions in respect of the Stock.

          (m) "Target Performance Award" shall mean a targeted award of a specified amount of cash, a specified number of Stock Units or shares of Stock, or any combination thereof, which may be earned and payable based upon the Performance Goal for a particular Performance Period, all as determined by the Administrator.

     3. Administration. The Administrator shall have the authority in its sole and absolute discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities which are specifically granted to it under this Plan or are necessary or advisable in the administration of this Plan, including, without limitation, the authority to: (a) grant Awards; (b) establish the terms, conditions and restrictions relating to any Award; (c) construe and interpret this Plan; (d) prescribe, amend and rescind rules and regulations relating to this Plan; and (e) make all other determinations necessary or advisable, as determined by the Administrator, at its sole and absolute discretion, for the administration of this Plan. The Administrator's determinations under the Plan need not be uniform among similarly situated employees of the Corporation. All actions taken, and all decisions and determinations made, by the Administrator on all matters relating to the Plan pursuant to the powers vested in it under the Plan shall be in the Administrator's sole and absolute discretion, and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, the Participants and persons claiming rights under this Plan from or through the Participants.

     4.  Awards; Payment of Awards.

          (a) As soon as reasonably practicable and with respect to each Performance Period, the Administrator shall determine (i) the Participants in the Plan for such Performance Period, (ii) the Performance Goal to be used for the Target Performance Awards, (iii) the amount of cash and/or number of shares of Stock or Stock Units subject to each Target Performance Award, and (iv) any other material terms relating to Target Performance Awards.

          (b) As soon as practicable after the end of each Performance Period, the Administrator will determine whether the Performance Goal for the Performance Period was met. The Administrator shall certify, in writing, that the Performance Goal was satisfied.

          (c) At the same time as the Administrator makes the certification required by Section 4(b) or as soon thereafter as practicable, the Administrator shall determine the Performance Award for each Participant. Such determination may result in an increase or decrease in the amount payable based upon such Participant's Target Performance Award, and shall be based upon such factors as the Administrator shall determine in its sole discretion, including but not limited to the Target Performance Award and the extent to which the Performance Goal is achieved or exceeded, the level of responsibility a Participant has within the Corporation, and the potential impact the Participant's actions have on the long-term financial results of the Corporation. Participants who are not employed with the Corporation at the end of the Performance Period shall not be entitled to any Performance Award for that Performance Period.

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          (d) Performance Awards shall be paid as soon as practicable after the
Administrator makes the determination described in Section 4(c). Stock Units earned by a Participant as determined by the Administrator shall be paid in an equal number of shares of Stock.

          (e) Subject to the terms of the Deferred Compensation Plan, a Participant may elect to defer receipt of part or all of any payment due with respect to an Award. The terms and conditions for such deferral (including but not limited to the eligibility to defer, the requirements with respect to the election to defer, and the payment of the deferred amounts and earnings thereon, if any) shall be as provided in the Deferred Compensation Plan.

          (f) The Administrator shall have the authority to make such further changes to a Participant's Target Performance Award, the Performance Goal or other matters as it deems appropriate, as the result of unforeseen events or otherwise, in the manner and to the extent determined by the Administrator in its sole discretion.

     5.  General Provisions.

          (a) Withholding Taxes. The Corporation shall have the right, to the extent permitted by law, to withhold from any payment of any kind due to a Participant under the Plan to satisfy the tax-withholding obligations of the Corporation under applicable law.

          (b) Non-Guarantee of Employment. Nothing in the Plan shall confer any right on any Participant or any other individual to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate such employment at any time with or without cause or notice.

          (c) Non-Transferability. No benefit payable under, or interest in, this Plan shall be transferable by a Participant, except by will or the laws of descent and distribution, or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

          (d) Amendment and Termination of the Plan. Notwithstanding anything herein to the contrary, the Board may terminate this Plan at any time or, from time to time, amend, modify or suspend the Plan.

          (e) Unfunded Status of Awards. The Plan is intended to constitute an unfunded plan for incentive compensation. No Participant (or any other person) shall have any right to any payment or any assets of the Corporation until such time as the Participant receives payment of an Award hereunder.

          (f) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of New York (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of New York).

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